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                                                                    EXHIBIT (23)

                   [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the reference in the registration statement of USL Capital Corporation on Form S-3 (File No. 33-56196) of our report dated January 26, 1995, on our audits of the consolidated financial statements and financial statement schedules of USL Capital Corporation as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K.

                                            /s/ Coopers & Lybrand L.L.P.

San Francisco, California
March 24, 1995

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